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TEMPORARY CERTIFICATE -- EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN
                              READY FOR DELIVERY.

                          (CITIZEN SHARE CERTIFICATE)

NUMBER                             [LOGO]                     SHARES

                           OMEGA PROTEIN CORPORATION
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY

                                                    SEE REVERSE FOR CERTAIN
COMMON STOCK                                  DEFINITIONS AND RESTRICTIVE LEGEND
                                                      CUSIP 68210P 10 7


THIS CERTIFIES THAT



is the owner of

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE, $.01 PER SHARE OF THE
                                COMMON STOCK OF

                           OMEGA PROTEIN CORPORATION

(hereinafter called the "Corporation") transferable on the books of the Corporation by said holder in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the By-Laws and Articles of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    In Witness Whereof, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

DATED

                 [Signature]                 [SEAL]                 [Signature]

                       SECRETARY                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
            AMERICAN STOCK TRANSFER & TRUST COMPANY
                    (NEW YORK, NY)                               TRANSFER AGENT
                                                                 AND REGISTRAR
BY

                                                           AUTHORIZED SIGNATURE



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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                       UNIF GIFT MIN ACT-____________ Custodian______________
TEN ENT - as tenants by the entireties                                    (Cust)                 (Minor)
JT TEN  - as joint tenants with right
          of survivorship and not as tenants                           under Uniform Gifts to Minors
          in common
                                                                       Act ___________________
                                                                                 (State)


      Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO


 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________
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____________________________________________


________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ SHARES
OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

_______________________________________________________________________ ATTORNEY
TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.



DATED ___________________________________



                                             X
                                             _________________________________
                                     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                             MUST CORRESPOND WITH THE NAME AS
                                             WRITTEN UPON THE FACE OF THE
                                             CERTIFICATE IN EVERY PARTICULAR,
                                             WITHOUT ALTERATION OR ENLARGEMENT
                                             OR ANY CHANGE WHATEVER.


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                        X
                        --------------------------------------------------------
                NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
                         THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN
                         EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR
                         ANY CHANGE WHATEVER.

                           OMEGA PROTEIN CORPORATION
                                 READ CAREFULLY

     Omega Protein Corporation (the "Corporation") will furnish to any stockholder, upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of stock authorized to be issued and the designation, relative rights, preferences and limitations of each series of Preferred Stock so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Any such request may be addressed to the Corporation or to the Transfer Agent.

     Because the Corporation's vessels conduct fishing operations in U.S. territorial waters and the U.S. Economic Exclusive Zone, United States law requires that said vessels must be documented under United States law with a fishery endorsement pursuant to 46 U.S.C. Sections 12102 and 12108. In order to remain eligible for such documentation purposes, no more than fifty percent (50%) of the Corporation's stock may be owned or controlled by Non-Citizens as defined in the Application for Transfer of Shares printed below on this Certificate. If this certificate is a CITIZEN SHARE CERTIFICATE, it has been issued on the representation by the registered owned thereof that it is held by or for the account of a Citizen as defined below. If the holder of a CITIZEN SHARE CERTIFICATE is a Non-Citizen, or holds for the account of a Non-Citizen, the certificate must be exchanged immediately for a NON-CITIZEN SHARE CERTIFICATE, subject to the limitations set forth below. Similarly, where the beneficial interest is transferred from a Citizen to a Non-Citizen, the record holder must likewise exchange the certificate. Should such certificate be sold to a Citizen holding for himself or another Citizen, the transferee should exchange it for a CITIZEN SHARE CERTIFICATE. Under the Corporation's Articles of Incorporation, the minimum percentage of the total outstanding shares of the Corporation that may be owned by Non-Citizens is 49.99%. Any purported sale, transfer or other disposition to Non-Citizens of shares evidenced by CITIZEN SHARE CERTIFICATES, which at the time of presentation to the Transfer Agent of the Corporation would result in increasing the ownership of shares by Non-Citizens above such minimum permitted percentage, shall be ineffective as against the Corporation to transfer the shares or any voting or other rights in respect thereof, and such transfer shall not be recorded on the books of the Corporation in any such case, and neither the Corporation nor the Transfer Agent shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation. Any shares represented by CITIZEN SHARE CERTIFICATES held in the names of or for the account of Non-Citizens will have no rights, and the Corporation may regard this Certificate, whether or not validly issued, as having been invalidly issued. The Corporation will furnish to any stockholder, upon written request and without charge, copies of the applicable provisions of the Corporation's Articles of Incorporation. Any such request may be addressed to the Corporation or to the Transfer Agent. The shares represented by this Certificate will be transferred on the books of the Corporation only if the Application for Transfer of Shares set forth below has been executed by the transferee.

For purposes of this Certificate:

     A "Citizen" is:

     (i) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law; and

     (ii) any corporation, partnership or trust which is a citizen of the United States as determined by the Corporation's Board of Directors consistent with the definition of a United States citizen as used in 46 C.F.R. 67.35, 67.36 and
67.39 and any successor regulation or statute thereto as interpreted by the agencies of the United States Government charged with the administration of the Shipping Act, 1916, as amended, including the Maritime Administration and the Coast Guard.

     These regulations provide that:

        (A) a corporation is a citizen if (1) it is incorporated under the laws of the United States or of a state; (2) its chief executive officer, by whatever title, is a citizen; (3) its chairman of the board of directors is a citizen; and no more of its directors are non-citizens than a minority of the necessary to constitute a quorum; and more than 50% of the stock interest in the corporation, including a majority of voting shares in the corporation is owned by citizens.

        (B) a partnership is a citizen if (1) it is organized under the laws of the United States or of a state, territory, district or possession thereof, (2) all general partners of which are citizens and (3) more than 50% of the equity interest in the partnership is owned by citizens; and

        (C) a trust is a citizen if (1) it is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (2) the trustee of which is a citizen, (3) each beneficiary with an enforceable interest in the trust is a citizen and (4) more than 50% of the equity interest in the trust is owned by citizens.

     The foregoing definition is applicable at all tiers of ownership and in both form and substance of each tier of ownership.

     A "Non-Citizen" is any Person other than a Citizen.

     A "Person" is an individual, corporation, partnership, association, trust, joint venture, limited liability company or other entity.

     A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own" shares of Common Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.


                    APPLICATION FOR TRANSFER OF COMMON STOCK

     The undersigned (the "Applicant") makes application for the transfer to the name of the Applicant of the number of shares of common stock indicated below and hereby certifies to Omega Protein Corporation (the "Corporation") that:
(answer (a), (b) and/or (c) as applicable)

     (a) The Applicant will be the beneficial owner of _______________ shares of the common stock of the Corporation and is ________ is not ______ a "Citizen" (check one).

     (b) The Applicant will hold ____________ shares of the common stock of the Corporation for the benefit of one or more "Persons" who ARE "Citizens."

     (c) The Applicant will hold ____________ shares of the common stock of the Corporation for the benefit of one or more "Persons" who ARE NOT "Citizens."

     The Applicant agrees that, on the request of the Corporation, he will furnish proof in support of this certificate. The Applicant understands that he has an ongoing obligation to provide the information set forth herein and agrees to provide a new Citizenship Certificate at any time as the facts affecting his citizenship or the citizenship of the beneficial owner(s) for whom he holds the Corporation's common stock change. The Corporation will provide a blank Citizenship Certificate to the Applicant upon request.


                                IMPORTANT NOTICE

THIS APPLICATION CONSTITUTES A BASIS FOR OMEGA PROTEIN CORPORATION'S REPRESENTATION TO THE UNITED STATES GOVERNMENT THAT IT IS ELIGIBLE TO DOCUMENT THE VESSELS WITH A FISHING ENDORSEMENT UNDER UNITED STATES LAW.

This Certificate is dated _____________.       _________________________________
                                              Signature of Applicant


KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.



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